UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2014

Nine West Holdings, Inc.

(f/k/a The Jones Group Inc.)

(Exact name of registrant as specified in its charter)

Pennsylvania	1-10746	06-0935166
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1411 Broadway

New York, New York

(Address of principal executive offices)

10018

(Zip Code)

(212) 642-3860

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously disclosed, on April 8, 2014, Jasper Parent LLC (“Parent”) completed its acquisition of The Jones Group Inc. (the “Company”). Pursuant to the Agreement and Plan of Merger, dated as of December 19, 2013 (the “Merger Agreement”), by and among the Company, Parent and Jasper Merger Sub, Inc. (“Merger Sub”), a wholly owned subsidiary of Parent, Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. In connection with this transaction, at the effective time of the Merger, the Amended and Restated Articles of Incorporation of the Company were amended and restated in their entirety (as amended and restated, the “Articles of Incorporation of the Company”). Also in connection with, and at the effective time of, the Merger, the Amended and Restated By-Laws of the Company were amended and restated in their entirety (as amended and restated, the “By-Laws of the Company”).

Copies of the Articles of Incorporation of the Company and the By-Laws of the Company are filed as Exhibits 3.1 and 3.2 hereto, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation of The Jones Group Inc.

3.2	Amended and Restated By-Laws of The Jones Group Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NINE WEST HOLDINGS, INC. (f/k/a THE JONES GROUP INC.)

Date: April 9, 2014	By:	/s/ Ira M. Dansky
		Name:	Ira M. Dansky
		Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation of The Jones Group Inc.

3.2	Amended and Restated By-Laws of The Jones Group Inc.